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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 31, 2001

                            ARV ASSISTED LIVING, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-26980                 33-0160968
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                             245 Fischer Avenue, D-1
                              Costa Mesa, CA 92626
              (Address of Principal Executive Offices and Zip Code)

                                 (714) 751-7400
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

         ARV Assisted Living, Inc., the Managing General Partner of American Retirement Villas Properties III, L.P. (the "Partnership"), announced on October 31, 2001 an amendment to the cash tender offer (the "Offer") that it commenced through a wholly-owned limited partnership, ARVP Acquisition, L.P. ("ARVP"), on October 18, 2001.The amendment to the Offer increases both the total number of units that will be purchased and the purchase price per unit. ARVP is now offering to purchase all of the limited partnership units of the Partnership for a net cash purchase price of $400 per unit. The Offer, as amended, will expire at 12:00 midnight (Eastern Time) on Thursday, November 15, 2001. The Offer, as amended, is conditioned upon, among other things, there being validly tendered and not withdrawn a number of units that will constitute at least 30% of the outstanding units in the Partnership. The Offer is also conditioned upon the receipt of the proceeds of the financing in accordance with the commitment letter described in the amended Offer to Purchase.

The terms and conditions of the amended Offer are set forth in the Amendment No.1 to Schedule TO, Amendment and Supplement to Offer to Purchase, and Letter of Transmittal, filed with the Securities and Exchange Commission on October 31, 2001.

The press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.
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Item 7.  Exhibits

         (c)      Exhibits.

                  Exhibit No.       Description

                  99.1              Press Release dated October 31, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ARV ASSISTED LIVING, INC.


         Date:  November 1, 2001              By:  /s/ Douglas Pasquale
                                                   -----------------------------
                                              Name:  Douglas Pasquale
                                              Title:   Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description


99.1     Press Release dated October 31, 2001


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